UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 25, 2023

FIRST FOUNDATION INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36461	20-8639702
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

200 Crescent Court, Suite 1400
Dallas, Texas	75201
(Address of Principal Executive Offices)	(Zip Code)

(469) 638-9636

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	FFWM	NASDAQ Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 25, 2023, First Foundation Inc. (the “Company”) and its wholly-owned subsidiary, First Foundation Bank (the “Bank”), each appointed Gabriel Vazquez as a director to fill the vacancy on its board of directors.

Mr. Vazquez, age 45, is, and has been since 2016, the Vice President and Associate General Counsel for Operations for Vistra Corp. (“Vistra”) (NYSE: VST), a leading Fortune 500 integrated power company based in Irving, Texas. In addition to managing and supporting the legal operations of Vistra and its national retail energy businesses, Mr. Vazquez oversees the legal department’s operations (including fiscal reporting and department project planning), and also facilitates the execution of Vistra’s enterprise crisis management program. Prior to his current role, Mr. Vazquez served as general counsel for TXU Energy, a wholly-owned subsidiary of Vistra, from 2008 to 2016. He was previously a corporate attorney for Michaels Stores, Inc. and was in private practice with the law firm of Gardere Wynne, which has since merged with Foley & Lardner LLP. Mr. Vazquez currently serves on the Board of Trustees and on the Executive Committee of the Dallas Bar Foundation and is the current Secretary-Treasurer. He also serves on the non-profit board of the Jesuit College Preparatory School of Dallas Foundation Inc. as a trustee and as a member of the Development Committee, and he is president of the Alumni Board. Mr. Vazquez received his undergraduate degree from Southern Methodist University and his law degree from Southern Methodist University’s Dedman School of Law, where he was a Sarah T. Hughes Fellow.

As a director, Mr. Vazquez will be entitled to the Company’s customary non-employee director compensation, which compensation was last described in the Company’s Definitive Proxy Statement filed with the Securities and Exchange Commission on April 29, 2022, and is incorporated herein by reference. Mr. Vazquez will also enter into the Company’s and the Bank’s standard indemnity agreements.

There are no arrangements or understandings between Mr. Vazquez and any other persons pursuant to which he was selected as a director. There are no family relationships between Mr. Vazquez and any director, executive officer or any person nominated or chosen by the Company to become a director or executive officer. No information is required to be disclosed with respect to Mr. Vazquez pursuant to Item 404(a) of Regulation S-K.

Item 8.01	Other Events.

A copy of the press release announcing Mr. Vazquez’s appointment to the board of directors of each of the Company and the Bank is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Important Additional Information

The Company, its directors and certain of its executive officers are participants in the solicitation of proxies from the Company’s stockholders in connection with its upcoming 2023 Annual Meeting of Stockholders (the “2023 Annual Meeting”). The Company intends to file a definitive proxy statement and a BLUE universal proxy card with the Securities and Exchange Commission (the “SEC”) in connection with any such solicitation of proxies from the Company’s stockholders. STOCKHOLDERS OF THE COMPANY ARE STRONGLY ENCOURAGED TO READ SUCH PROXY STATEMENT, ACCOMPANYING BLUE UNIVERSAL PROXY CARD AND ALL OTHER DOCUMENTS FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE AS THEY WILL CONTAIN IMPORTANT INFORMATION. The Company’s definitive proxy statement for the 2022 Annual Meeting of Stockholders contains information regarding the direct and indirect interests, by security holdings or otherwise, of the Company’s directors and executive officers in the Company’s securities. Information regarding subsequent changes to their holdings of the Company’s securities can be found in the SEC filings on Forms 3, 4 and 5, which are available on the Company’s website at www.ff-inc.com or through the SEC’s website at www.sec.gov. Information can also be found in the Company’s other SEC filings, including its Annual Report on Form 10-K for the year ended December 31, 2022. Updated information regarding the identity of potential participants, and their direct or indirect interests, by security holdings or otherwise, will be set forth in the definitive proxy statement and other materials to be filed with the SEC in connection with the 2023 Annual Meeting. Stockholders will be able to obtain the definitive proxy statement, any amendments or supplements to the proxy statement and other documents filed by the Company with the SEC at no charge at the SEC’s website at www.sec.gov. Copies will also be available at no charge on the Company’s website at www.ff-inc.com.

Item 9.01	Financial Statements and Exhibits.

Exhibit No.	Description

99.1	Press Release dated April 26, 2023
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST FOUNDATION INC.

Date: April 26, 2023	By:	/s/ SCOTT F. KAVANAUGH
Scott F. Kavanaugh
President and Chief Executive Officer